Exhibit 5.1

HOWARD RICE NEMEROVSKI CANADY FALK & RABKIN
A Professional Corporation
Three Embarcadero Center
San Francisco, CA 94111
(415) 434-1600

January 27, 2006

Digital River, Inc.
9625 West 76th Street
Suite 150
Eden Prairie, Minnesota 55344

Ladies and Gentlemen:

This letter is being furnished to you in connection with the Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus contained therein (the “Prospectus”), filed by Digital River, Inc., a Delaware corporation (the “Company”), on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). This letter is being filed as an exhibit to the Registration Statement.

The Prospectus describes the proposed issuance and sale by the Company of:

•                  shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”);

•                  shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”);

•                  senior debt securities, in one or more series (the “Senior Debt Securities”), which may be issued under an Indenture to be dated on or about the date of the first issuance of Senior Debt Securities thereunder, by and between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), a form of which is filed as Exhibit 4.5 to the Registration Statement; and

•                  subordinated debt securities, in one or more series (the “Subordinated Debt Securities”), which may be issued under an Indenture to be dated on or about the date of the first issuance of Subordinated Debt Securities thereunder, between the Company and the Trustee, a form of which is filed as Exhibit 4.6 to the Registration Statement;

•                  warrants to purchase Common Stock, Preferred Stock, Senior Debt Securities and/or Subordinated Debt Securities (the “Warrants”), which may be issued pursuant to a warrant agreement to be dated on or about the date of the first issuance of the Warrants thereunder (the “Warrant Agreement”), by and between the Company and a bank or trust company as warrant agent (the “Warrant Agent”).

The Common Stock, Preferred Stock, Subordinated Debt Securities, Senior Debt Securities and Warrants are collectively referred to herein as the “Securities,” and any Securities issued in transactions covered by the Registration Statement that are convertible into or exercisable for shares of Common Stock or Preferred Stock are collectively referred to herein as “Convertible Securities.” The Securities are being registered for offer and sale from time to time pursuant to Rule 415 under the Act. The Prospectus contemplates that, in connection with each such offering, the Prospectus will be supplemented by one or more supplements (each, a “Prospectus Supplement”).

In connection with this opinion, we have examined the following documents:

(1)          The Registration Statement, in the form to be filed with the Commission on the date of this opinion, including the documents filed as Exhibits thereto;

(2)          The Prospectus, in the form to be filed with the Commission on the date of this opinion;

(3)          The Company’s Amended and Restated Certificate of Incorporation, filed with the Secretary of State of Delaware on August 14, 1998, as amended by the Certificate of Amendment, filed September 20, 2000;

(4)          The Company’s Amended and Restated Bylaws, as certified by an officer of the Company on January 27, 2006;

(5)          The minute books of the Company provided to us by certain officers of the Company; and

(6)          Certificates of public officials, officers of the Company and the Company’s transfer agent.

In rendering the opinions set forth below, we have assumed the legal capacity of individuals, that the signatures on all documents not executed in our presence are genuine, that all documents submitted to us as originals are authentic, that all documents submitted to us as reproduced or certified copies conform to the original documents and that all corporate records of the Company provided to us for review are accurate and complete. We have further assumed the due execution and delivery of all documents, where due execution and delivery are a prerequisite to the enforceability thereof.

As to matters of fact material to our opinion, we have relied solely upon our review of the enumerated documents referred to above in this letter. We have assumed that the recitals of fact set forth in such documents are true, complete and correct on the date hereof. We have not independently verified any factual matters or the validity of any assumptions made by us in this letter and express no opinion with respect to such factual matters or assumptions. In rendering this opinion, we have considered only the Delaware General Corporation Law and those laws, statutes, rules and regulations of the State of California presently in effect that, in our experience, are normally applicable to transactions of the type contemplated by the documents enumerated above.

With respect to our opinion as to the Common Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock is authorized and reserved or available for issuance and that the cash consideration payable in connection with the issuance and sale of such shares of Common Stock (including shares of Common Stock underlying any Convertible Securities) is not less than the par value of the Common Stock. With respect to our opinion as to the Preferred Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock is authorized, designated and reserved or available for issuance and that the cash consideration payable in connection with the issuance and sale of such shares of Preferred Stock (including shares of Preferred Stock underlying any Convertible Securities) is not less than the par value of the Preferred Stock. We express no opinion whatsoever as to the compliance or noncompliance by any person with antifraud or information delivery provisions of state or federal laws, rules and regulations, and no inference regarding such compliance or noncompliance may be drawn from any opinion in this letter.  In addition, we have assumed that, at the time of issuance and sale, the Company has paid all required registration fees pursuant to Rules 456(b) and 457(r), or is in accordance with Rule 456(a) in connection with the offering of any Securities.

Based upon the foregoing and subject to the additional qualifications, limitations and exceptions set forth below, we are of the opinion that:

1.               With respect to the Common Stock issued in transactions covered by the Registration Statement (including shares of Common Stock underlying any Convertible Securities), provided that: (i) the Registration Statement is effective under the Act and the Company is eligible to use the Registration Statement as a well-known seasoned issuer as defined in Rule 405, (ii) the Company is in good standing under the laws of the State of Delaware, (iii) the terms of the issuance and sale of the Common Stock have been duly authorized by all necessary corporate action on the part of the Company, (iv) the issuance and sale of the Common Stock does not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any requirement imposed by any court or governmental body having jurisdiction over the Company, (v) the certificates for the Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor and (vi) the Common Stock has been duly issued and sold against payment of the purchase price therefor in accordance with the Registration Statement, the Prospectus, the related Prospectus Supplement, and a duly authorized, executed and delivered purchase, underwriting or similar agreement (or any instrument relating to the Convertible Securities, as applicable), the Common Stock will be validly issued, fully paid, and nonassessable.

2.               With respect to the Preferred Stock issued in transactions covered by the Registration Statement (including shares of Preferred Stock underlying any Convertible Securities), provided that: (i) the Registration Statement is effective under the Act and the Company is eligible to use the Registration Statement as a well-known seasoned issuer as defined in Rule 405, (ii) the Company is in good standing under the laws of the State of Delaware, (iii) the terms of the Preferred Stock and of its issuance and sale have been duly authorized by all necessary corporate action on the part of the Company and duly established in conformity with the Company’s certificate of incorporation and bylaws, (iv) a certificate of designation with respect to the Preferred Stock has been duly filed with the Secretary of State of the State of Delaware, (v) the issuance and sale of the Preferred Stock does not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any requirement imposed by any court or governmental body having jurisdiction over the Company, (vi) the certificates for the Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor and (vii) the Preferred Stock has been duly issued and sold against payment of the purchase price therefor in accordance with the Registration Statement, the Prospectus, the related Prospectus Supplement, and a duly authorized, executed and delivered purchase, underwriting or similar agreement (or any instrument relating to the Convertible Securities, as applicable), the Preferred Stock will be validly issued, fully paid, and nonassessable.

3.               With respect to the Warrants issued in transactions covered by the Registration Statement, provided that: (i) the Registration Statement is effective under the Act and the Company is eligible to use the Registration Statement as a well-known seasoned issuer as defined in Rule 405, (ii) the Company is in good standing under the laws of the State of Delaware, (iii) the terms of the Warrants and of their issuance and sale have been duly authorized by all necessary corporate action on the part of the Company, (iv) the applicable Warrant Agreement has been duly authorized, executed and delivered by the Company and the Warrant Agent, (v) the terms of the Warrants have been established in conformity with the applicable Warrant Agreement so as not to violate any applicable law or the certificate of incorporation or bylaws of the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (vi) such Warrants have been duly executed and delivered in accordance with the applicable Warrant Agreement and are issued and sold against payment of the purchase price therefor and issued and sold in accordance with the Warrant Agreement, the Registration Statement, the Prospectus, the related Prospectus Supplement, and a duly authorized, executed and delivered purchase, underwriting or similar agreement, the Warrants will constitute binding obligations of the Company, except as the binding nature of the same may be limited by:  (a) applicable federal or state bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer or conveyance, and other laws or court decisions relating to or affecting the rights of creditors; and (b) equitable principles of general applicability (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, equitable subordination, and the possible unavailability of specific performance or injunctive relief), regardless of whether considered in a proceeding in equity or at law or whether codified by statute.

Our opinion in paragraph 3 above is subject to the following additional exceptions and limitations:  (i) California judicial decisions which have held that certain provisions of agreements, including without limitation those providing for the acceleration of indebtedness upon the occurrence of events described therein, are unenforceable under circumstances where it cannot be demonstrated that the enforcement of such provisions is reasonably necessary for the protection of the party seeking enforcement, has been undertaken in good faith under the circumstances then existing and is commercially reasonable; (ii) limitations on the enforceability of indemnification, release, contribution, exculpatory or nonliability provisions under Federal or state securities laws, under Sections 1542, 1543 and 2772-78 of the California Civil Code, and under any other applicable statute or court decisions, including, without limitation, the effect of California statutes and cases applying such statutes which have denied enforcement of indemnification agreements against the indemnitee’s negligence, wrongdoing or violation of law; (iii) the potential to vary the provisions of an unambiguous agreement on the basis of parol evidence; (iv) the unenforceability, under certain circumstances, of provisions of agreements which provide for penalties, late charges, additional interest in the event of a default or fees or costs related to such charges; (v) the unenforceability, under certain circumstances, of provisions stating that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, or that the election of some particular remedy or remedies does not preclude recourse to one or more other remedies; (vi) the unenforceability of provisions of agreements prohibiting waivers of provisions otherwise than in writing to the extent that Section 1698 of the California Civil Code permits oral modifications that have been performed; (vii) the unenforceability, under certain circumstances, of provisions that purport to appoint a party as attorney-in-fact or agent for an adverse party; (viii) the unenforceability, under certain circumstances, of provisions purporting to govern forum selection, personal jurisdiction or subject matter jurisdiction; and (ix) the effect of Section 23301 et seq. of the California Revenue and Taxation Code, which provides that a party to a contract may void the contract, under certain circumstances described in Section 23304.1 of such Code.

The opinions set forth above are given only as of the date hereof and are expressly limited to the matters stated herein. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement and any amendment thereto and the prospectus and any supplement thereto. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

HOWARD RICE NEMEROVSKI CANADY
FALK & RABKIN,
A Professional Corporation

By:	/s/ MICHAEL J. SULLIVAN
Michael J. Sullivan
On Behalf of the Firm